Exhibit (h)(l)
FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of the 9th day of March, 2007, by and between NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST (“TRUST”), NEUBERGER BERMAN MANAGEMENT INC. (“NB MANAGEMENT”), a New York corporation, and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“LIFE COMPANY”), a life insurance company organized under the laws of the State of New Jersey.
WHEREAS, TRUST is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”) as an open-end, diversified management investment company; and
WHEREAS, TRUST is organized as a series fund comprised of several portfolios (“Portfolios”), the currently available of which are listed on Appendix A hereto; and
WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts (“Variable Contracts”) offered by life insurance companies through separate accounts of such life insurance companies (“Participating Insurance Companies”) and also offers its shares to certain qualified pension and retirement plans; and
WHEREAS, TRUST has received an order from the SEC, dated May 5, 1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and certain qualified pension and retirement plans (the “Order”); and
WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts (“Separate Accounts”) to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and
WHEREAS, the terms used in this Agreement listed below have the following definitions:
“Schedule B-1 Separate Accounts”—Separate Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule B-1.
“Schedule B-2 Separate Accounts”—Separate Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule B-2.
“Schedule B-3 Separate Accounts”—Separate Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule B-3.

“Schedule B-1 Variable Contracts”—Variable Contracts through which interests in Schedule B-1 Separate Accounts are offered and issued, which interests are registered as securities under the Securities Act of 1933, as amended (the “1933 Act”).
“Schedule B-2 Variable Contracts”—Variable Contracts through which interests in Schedule B-2 Separate Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).
“Schedule B-3 Variable Contracts”—Variable Contracts through which interests in Schedule B-3 Separate Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).
WHEREAS, NB MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and
WHEREAS, NB MANAGEMENT is the investment manager and administrator of the Portfolios of the Trust and distributor of the shares of each Portfolio of TRUST; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and NB MANAGEMENT agree as follows:
Article I.          SALE OF TRUST SHARES
1.1.          TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST’s Prospectus.
1.2.          TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. New York Time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.
1.3.         TRUST agrees to redeem for cash, on LIFE COMPANY’s request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.
1.4.         TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to the Trust.
1.5.         TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. In the event that such material error is the result of the Trust’s (or its designated agents) gross negligence, the Trust shall also be responsible for any of LIFE COMPANY’s administrative or other costs or losses incurred in correcting Variable Contract owner accounts.
1.6.         At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such business day’s Separate Account transactions based on requests and premiums received by it by the time as of which the TRUST calculates its share price as disclosed in the prospectus for the TRUST to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day’s closing net asset value per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 9:30 a.m. New York Time on the Business Day next following LIFE COMPANY’s receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.
1.7.         If LIFE COMPANY’s order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 3:00 p.m. New York Time. If LIFE COMPANY’s order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually received by TRUST by 3:00 p.m. New York Time. If LIFE COMPANY’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB MANAGEMENT, TRUST shall so apply such proceeds on the same Business Day that LIFE

COMPANY transmits such order to TRUST. The LIFE COMPANY shall notify NB MANAGEMENT at least five days in advance of a single purchase, redemption or exchange order for one million dollars ($1,000,000) or more of which it has prior knowledge.
1.8.         Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.
1.9.         TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”) and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.
1.10.       TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.
Article II.       REPRESENTATIONS AND WARRANTIES
2.1.         LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of New Jersey and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Prudential Investment Management Services, LLC, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.
2.2.         LIFE COMPANY represents and warrants that each Schedule B-1 Separate Account is duly registered as a unit investment trust under the 1940 Act and each such Separate Account’s 1940 Act registration statement has been filed with the SEC in accordance with the 1940 Act; the Schedule B-2 Separate Accounts and Schedule B-3 Separate Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule B-1 Variable Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule B-2 Variable Contracts and Schedule B-3 Variable Contracts properly qualify for exemptions on which LIFE COMPANY relies in not registering such Variable Contracts, or interests in the Separate Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of TRUST shares pursuant to this Agreement are the net result of transactions in units issued by a Separate Account, instructions for which are received by LIFE COMPANY prior to the close of TRUST’s business as defined from time to time in the applicable Portfolio’s prospectus. LIFE COMPANY further represents and warrants that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

2.3.         LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.
2.4.         LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.
2.5.         TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and shall be duly authorized for issuance and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.
2.6.         TRUST represents and warrants that each Portfolio currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 (or any successor or similar provisions), and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5. Upon request, within fifteen (15) days of the end of each calendar quarter, NB MANAGEMENT agrees to deliver to the Company a certificate executed by an officer of TRUST regarding each Portfolio’s compliance during such calendar quarter with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or modifications to such Section or Regulation. Without in any way limiting the effect of Sections 7.4 to 7.9 hereof and without in any way limiting or restricting any other remedies available to the LIFE COMPANY, the TRUST or NB Management will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the TRUST or any Portfolio to comply with this Section 2.6, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act).
2.7.         TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.
2.8.          LIFE COMPANY hereby consents to the use by TRUST of the name and telephone number of LIFE COMPANY and to the reference by TRUST to the relationship between LIFE COMPANY and TRUST as part of an informational page on TRUST’S site on the World Wide Web portion of the Internet. The LIFE COMPANY hereby further consents to TRUST’S establishing a link between TRUST’S site and LIFE COMPANY’s site from the same place that LIFE COMPANY is listed on TRUST’S site as described in the preceding sentence.
2.9.           The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, to formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.10.         The Trust represents that the Trust’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Trust represents that its respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.
2.11.         The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.
2.12.         NB Management represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. NB Management further represents that it will sell and distribute the Trust’s share in accordance with the laws of the State of Delaware and any applicable state and federal securities law.
2.13.         The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.14.         NB Management represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.
2.15.         Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.16.         LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the net asset value per share (“NAV”) of the Trust’s Portfolios next computed after receipt by LIFE COMPANY on a particular Business day, will have been received in good order by LIFE COMPANY prior to the time as of which the TRUST calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Portfolio (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of LIFE COMPANY as described under Rule 6e-3(T), paragraph(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).
2.17.         LIFE COMPANY will, upon reasonable request, certify to the TRUST and NB MANAGEMENT that LIFE COMPANY is in compliance with Section 2.16.
2.18.         TRUST and NB Management represent and warrant that they will provide LIFE COMPANY with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with LIFE COMPANY in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Variable Contracts.
2.19.         LIFE COMPANY represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder.
Article III.        PROSPECTUS AND PROXY STATEMENTS
3.1.          TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.
3.2.          TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY (regardless of whether such documents are printed together with, or separate from, the documents for other trusts in the Variable Contracts):

(i)	prospectuses and statements of additional information;

(ii)	annual and semi-annual reports; and

(iii)	proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).
LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. Upon request, LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days’ prior written notice and LIFE COMPANY shall bear the cost associated with any format change.
3.3.         TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)	camera-ready copy of the current prospectus for printing by the LIFE COMPANY;

(ii)	a copy of the statement of additional information suitable for duplication;

(iii)	camera-ready copy of proxy material suitable for printing; and

(iv)	camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.
3.4.         TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

3.5.         LIFE COMPANY agrees that it will cooperate with NB MANAGEMENT and the TRUST by providing to NB MANAGEMENT and the TRUST, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling NB MANAGEMENT and the TRUST to pay registration or other fees with respect to the TRUST shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify TRUST shares under any applicable laws, rules or regulations in a timely manner.
3.6.         It is understood and agreed that, except with respect to information regarding LIFE COMPANY provided in writing by that party, LIFE COMPANY shall not be responsible for the content of the prospectus or statement of additional information for TRUST. It is also understood and agreed that, except with respect to information regarding TRUST, NB Management, or the Portfolios provided in writing by TRUST or NB Management, neither TRUST nor NB Management are responsible for the content of the prospectus or statement of additional information for the Variable Contracts.
Article IV.     SALES MATERlALS; PRIVACY
4.1.         LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NB MANAGEMENT, each piece of sales literature or other promotional material in which TRUST or NB MANAGEMENT is named, at least five (5) Business Days prior to its intended use. No such material will be used if TRUST or NB MANAGEMENT objects to its use in writing within five (5) Business Days after receipt of such material.
4.2.         TRUST and NB MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least five (5) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.
4.3.         TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.
4.4.         LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

4.5.         For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the 1940 Act or the 1933 Act.
4.6.         Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section 4.6 shall survive the termination of this Agreement.
Article V.       POTENTIAL CONFLICTS
5.1.         The Board of Trustees of TRUST (the “Board”) will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.
5.2.         LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST on April 12, 1995 (the “Notice”) (Investment Company Act Release No. 21003), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3.         If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw its Separate Account’s investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.
For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or NB Management (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.
5.4.         The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.
5.5.         No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.
Article VI.      VOTING
6.1.         To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever TRUST shall have a meeting of shareholders of any series or class of shares, LIFE COMPANY shall:

•	solicit voting instructions from Variable Contract owners;

•	vote TRUST shares held in each Separate Account at such shareholder meetings in accordance with instructions received from Variable Contract owners;

•
vote TRUST shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of TRUST shares for which it has received timely instructions; and

•
vote TRUST shares held in its general account in the same proportion as it votes the applicable series or class of TRUST shares held by the Separate Accounts for which it has received timely instructions.

Except with respect to matters as to which LIFE COMPANY has the right in connection with Schedule A-1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote TRUST shares without regard to voting instructions from Variable Contract owners, neither LIFE COMPANY nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the TRUST Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Variable Contract owners) of matters put before the shareholders or a vote recommended by the TRUST Board. LIFE COMPANY shall be responsible for assuring that it calculates voting instructions and votes TRUST shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The TRUST shall notify LIFE COMPANY of any changes to the Order or conditions. Notwithstanding the foregoing, LIFE COMPANY reserves the right to vote TRUST shares held in any segregated asset account in its own right, to the extent permitted by law.
6.2.         If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.
Article VII.   INDEMNIFICATION
7.1.        Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST and NB MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB MANAGEMENT within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Sections 7.1 to 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, private offering Memorandum or other disclosure document (each, a “Disclosure Document”), or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the Disclosure Document or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Document or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

(d)	arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)
arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

7.2.         LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.
7.3.         LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim, action, suit or proceeding settled by an Indemnified Party without LIFE COMPANY’s approval.
7.4.          Indemnification by NB MANAGEMENT. NB MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.4 to 7.6) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NB MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Document or sales literature for the Variable Contracts not supplied by NB MANAGEMENT or persons under its control) or wrongful conduct of TRUST or NB MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

(d)
arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a “regulated investment company” under Subchapter M of the Code, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Variable Contract owners asserting liability against LIFE COMPANY or the principal underwriter of the Variable Contracts pursuant to the Variable Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that LIFE COMPANY deems necessary or appropriate as a result of such failure; or

(e)
arise out of or result from any material breach of any representation and/or warranty made by NB MANAGEMENT or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by NB MANAGEMENT or TRUST.

7.5.           NB MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such

Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.
7.6.           NB MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NB MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NB MANAGEMENT of any such claim shall not relieve NB MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, NB MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from NB MANAGEMENT to such party of NB MANAGEMENT’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NB MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. NB MANAGEMENT shall not be liable under this indemnification provision with respect to any claim, action, suit or proceeding settled by an Indemnified Party without NB MANAGEMENT’s approval.
7.7.            The provisions of this Article VII shall survive the termination of this Agreement.
Article VIII.      TERM: TERMINATION
8.1.            This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.
8.2.            This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

(b)
At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c)	At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or NB MANAGEMENT by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY’s reasonable judgment, materially impair TRUST’s or NB MANAGEMENT’s ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

(d)
At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST’s reasonable judgment, materially impair LIFE COMPANY’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e)
At the option of LIFE COMPANY, in the event TRUST’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective immediately upon notice to TRUST;

(f)
At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

(g)
At the option of LIFE COMPANY, upon TRUST’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

(h)
At the option of TRUST, upon LIFE COMPANY’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

(i)
At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice to LIFE COMPANY;

(j)
At the option of LIFE COMPANY in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective immediately upon notice to the TRUST;

(k)
At the option of LIFE COMPANY in the event that any Portfolio fails to meet the diversification requirements specified in Article II hereof or if LIFE COMPANY reasonably believes that any Portfolio may fail to meet such diversification requirements. Termination shall be effective immediately upon notice to the TRUST;

(l)	In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and NB MANAGEMENT, termination shall be effective immediately upon such occurrence without notice.
8.3.           Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and NB MANAGEMENT whether LIFE COMPANY elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.
8.4.            Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY’s assets held in the Separate Accounts or invested directly), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.
Article IX.        NOTICES
Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to TRUST or NB MANAGEMENT:
Neuberger Berman Management Inc.
605 Third Avenue
New York, NY 10158-0006

Attention: Peter Sundman, President
If to LIFE COMPANY:
The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, New Jersey 07039
Attention:        Yvonne Provost
                         Michael Scharpf
Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.
Article x.          MISCELLANEOUS
10.1.          The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
10.2.          This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
10.3.          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4.          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.
10.5.          The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio.
10.6.          Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
10.7.          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
10.8.          No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NB MANAGEMENT and the LIFE COMPANY; provided, however, that NB Management may from time to time update Appendix A to the Agreement, with a copy to the LIFE COMPANY in due course, to add a new Portfolio, delete an inactive or terminated Portfolio, or reflect the change of name of a Portfolio. The establishment by the LIFE COMPANY of an account in any Portfolio, whether or not as yet reflected on an updated Appendix A, shall constitute the agreement by the LIFE COMPANY and NB Management to be bound by the provisions of this Agreement with respect to that Portfolio.
10.9.          Notwithstanding anything to the contrary contained herein, TRUST and NB Management agree that LIFE COMPANY shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST	NEUBERGER BERMAN MANAGEMENT INC.

By: /s/ Robert Conti	By: /s/ Robert Conti

Name: Robert Conti	Name: Robert Conti

Title: Vice President	Title: Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost

Name: Yvonne S. Provost

Title: Vice President

Appendix A
The currently available Portfolios of the TRUST are:
AMT Fasciano Portfolio – S Class Shares
AMT Focus Portfolio – S Class Shares
AMT Growth Portfolio
AMT Guardian Portfolio – I Class Shares
AMT Guardian Portfolio – S Class Shares
AMT International Portfolio – S Class Shares
AMT Mid-Cap Growth Portfolio – I Class Shares
AMT Mid-Cap Growth Portfolio – S Class Shares
AMT Partners Portfolio
AMT Regency Portfolio – I Class Shares
AMT Regency Portfolio – S Class Shares
AMT Socially Responsive Portfolio
AMT Balanced Portfolio
AMT Limited Maturity Bond Portfolio

Appendix B
Schedule B-1
Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts
   The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance
Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933
   The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select		333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract		333-01031	Variable Life Insurance

Schedule B-2
Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act
   The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act
   The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule B-3
Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act
   The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance
Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder
   The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate		Group	Variable Life Insurance